UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ROEX, INC.
                            -------------------------

             California                                   333-92299
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(State of incorporation of organization)    (IRS Employer Identification Number)

  2081 Business Center Drive, Suite 185
  Irvine, CA                                               92612
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

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If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities  Act  registration  statement file number to which this form relates:
No. 333-92299

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                          ----------------------------
                                (Title of Class)




                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Roex, Inc., (the "Registrant") is registering its Common Stock, no par value per share ("Common Stock"). Information concerning the Common Stock is included under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission on December 8, 1999, and as amended from time to time thereafter (Registration No. 333-92299), which Registration Statement is incorporated herein by reference.

Item 2. Exhibits

The following exhibits are incorporated herein by reference to the Company's Registration Statement on Form SB-2 originally filed with the Securities and Exchange Commission on December 8, 1999, as amended (Registration No. 333-92299).


   EXHIBIT
    NUMBER                              DESCRIPTION
--------------- ----------------------------------------------------------------
      1         Form of Managing Placement Agent (Underwriter) Agreement
      3         Charter Documents
                         3.1      Articles of Incorporation
                         3.2      Bylaws
      4         Instruments defining rights of holders
                         4.1 Form of Convertible Promissory Note issued October 1998
                         4.2 Form of Convertible Promissory Note issued between July and October 1999
                         4.3      Subscription Agreement for this Offering
                         4.4      Form of Underwriter's Warrant
      5         Opinion of Law Offices of William B. Barnett
      10        Material Contracts
                         10.1 Form of Escrow Agreement with Wells Fargo Bank, N.A. applicable to this Offering
                         10.2     1999 Stock Incentive Plan
                         10.3 Form of Officer and Director Indemnification Agreement
                         10.4 Loan Restructure Agreement with Bison Development Fund, L.P.
                         10.5     Stock Option granted to Bison Development
                                  Fund, L.P.
                         10.6     Employment Agreement dated November 1, 1998,
                                  between Roex and Rodney H. Burreson
                         10.7     Royalty Agreement dated July 23, 1996, between
                                  Roex, Inc. and Dennis F. Gibson
      23        Consents of Experts and Counsel
                         23.1 Consent of Law Offices of William B. Barnett (filed as part of Exhibit 5 hereto)
                         23.2     Consent of Stonefield, Josephson, Inc.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ROEX, INC.
                                       (Registrant)


Date: October 25, 2000                 By: ____________________________________
                                           Peter Weber, Chief Financial Officer